Exhibit 4.14

ANTERIOS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

JANUARY 6, 2014

i

8.13 Exculpation Among Lenders	11
8.14 Acknowledgement	11

ii

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of January 6, 2014, by and among Anterios, Inc., a Delaware corporation (the “Company”), and the lenders (each individually a “Lender,” and collectively the “Lenders”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, each Lender intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;

WHEREAS, the parties wish to provide for the sale and issuance of such Notes and Warrants in return for the provision by the Lenders of the Consideration to the Company; and

WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes and Warrants to purchase shares of the Company’s Equity Securities.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Definitions.

(a)                                 “Common Stock” shall mean shares of the Company’s Common Stock, par value $0.0001 per share.

(b)                                 “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(c)                                  “Conversion Shares” shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes, mean:

(i)                                     if the Notes are converted to equity pursuant to Section 2.2(a) below, at the election of the Lender, (A) the Equity Securities issued in the Next Equity Financing or (B) shares of Series B-3 Preferred Stock;

(ii)                                  if the Notes are converted to equity pursuant to Section 2.2(b) below, shares of either, at a holder of the Note’s election, (x) Series B-3 Preferred Stock, or (y) any more recent series of the Company’s Equity Securities; and

(iii)                               if the Notes are converted to equity pursuant to Section 2.2(c) below, shares of either, at a holder of the Note’s election, (x) Series B-3 Preferred Stock, or (y) any more recent series of the Company’s Equity Securities.

(d)                                 “Conversion Price” shall mean:

(i)                                     with respect to a conversion pursuant to Section 2.2(a) below, if into (A) Equity Securities issued in the Next Equity Financing, the price paid per share for

Equity Securities by the investors in the Next Equity Financing, or (B) Series B-3 Preferred Stock, $9.6791 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like);

(ii)                                  with respect to a conversion pursuant to Section 2.2(b) below, $9.6791 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like); and

(iii)                               with respect to a conversion pursuant to Section 2.2(c) below, $9.6791 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

(e)                             “Corporate Transaction” shall mean any voluntary or involuntary liquidation, dissolution, winding up, or Deemed Liquidation Event (as defined in the Company’s current Certificate of Incorporation on file with the Secretary of State of the State of Delaware).

(f)                              “Equity Securities” shall mean the Company’s Preferred Stock or any securities conferring the right to purchase the Company’s Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(g)                             “Initial Public Offering” or “IPO” shall mean the closing of the issuance and sale of shares of Common Stock of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”).

(h)                            “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes.

(i)                                “Maturity Date” shall be as set forth in each Note (as defined below).

(j)                               “Next Equity Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement from which the Company receives gross proceeds of (i) not less than $6,000,000 (excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of the Notes pursuant to Section 2.2 below), or (ii) at the election of a holder of a Note, any amount less than $6,000,000.

(k)                            “Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

(l)                                “Purchase Price of Warrant” shall mean the price paid by each Lender to receive each Warrant, which amount shall be one-hundredth of a percent (0.01%) of the total Consideration paid by such Lender.

(m) “Series B-3 Preferred Stock” shall mean shares of the Company’s Series B-3 Preferred Stock, par value $0.0001 per share.

2.                                      Amount and Terms of the Notes.

2.1                               Issuance of Notes. In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more Notes. Each Note shall have a principal balance equal to that portion of the Consideration, less the Purchase Price of the Warrant, paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below.

2.2                               Right to Convert Notes.

(a)                                 Next Equity Financing. Upon the closing of the Next Equity Financing, the principal and unpaid accrued interest of each Note will be automatically converted into, at the option of the holder thereof, either (i) the Equity Securities issued in the Next Equity Financing or (ii) shares of Series B-3 Preferred Stock. Notwithstanding the foregoing, upon the written consent of holders of at least seventy-five percent (75%) in interest of the aggregate principal amount of Notes, accrued interest on this Note may be paid in cash at the option of the Company. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note to be converted on the date of conversion, by the Conversion Price, as applicable. At least ten (10) business days prior to the closing of the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement (each a “Planned Financing”), the Company shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Company will be sold in such Planned Financing (the “Financing Notice”). If the Planned Financing qualifies as a Next Equity Financing, then within five (5) business days after the Financing Notice is effectively given by the Company, a holder shall inform the Company of its election to convert the Note into either (x) the Equity Securities issued in the next Equity Financing or (y) shares of Series B-3 Preferred Stock. In the event that a holder fails to inform the Company of its election within such five (5) business day period, such holder’s Note shall convert into the Equity Securities issued in the Next Equity Financing. Any change in the terms under which the Equity Securities will be sold from those set forth in the Financing Notice shall require the provision of a new Financing Notice and an additional five (5) business days for a holder of each Note to make its election. The issuance of Equity Securities pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing.

(b)                                 Maturity Conversion. If the Next Equity Financing has not occurred on or before the Maturity Date, the principal and unpaid accrued interest of each Note may be converted, at the option of the holder thereof, into Conversion Shares. The number of Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted on the date of conversion by the Conversion Price.

(c)                                  Corporate Transaction or IPO. In the event of a Corporate Transaction or Initial Public Offering (each, a “Strategic Event”) prior to full payment of a Note or prior to the time when a Note may be converted (as provided herein), all outstanding principal and unpaid accrued interest due on such Note shall be converted into Conversion Shares immediately prior to such Strategic Event; provided, in the case of an Initial Public Offering, such conversion shall be deemed to take place prior to the Mandatory Conversion Time (as defined in the Company’s Certificate of Incorporation). The number of Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted on the date of conversion by the Conversion Price. At least ten (10) business days prior to the closing of a Strategic Event, the Company shall notify the holder of each Note in writing of the occurrence of the Strategic Event (the “Strategic Event Notice”). Within five (5) business days after the Strategic Event Notice is effectively given by the Company, a holder shall inform the Company of its election to convert the Note into either (x) Series B-3 Preferred Stock or (y) any more recent series of the Company’s Equity Securities. In the event that a holder fails to inform the Company of its election within such five (5) business day period, such holder’s Note shall convert into Series B-3 Preferred Stock.

(d)                                 No Fractional Shares. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.

(e)                                  Mechanics of Conversion. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Next Equity Financing, Initial Public Offering or Corporate Transaction.

3.                                      Warrants. Upon the Closing (as defined in Section 4.1 below), and in return for the Company’s receipt of the Purchase Price of Warrant and the principal of the Notes, each Lender shall receive a warrant to purchase Common Stock in the form attached hereto as Exhibit B (the “Warrant”). Each Warrant held by a Lender shall be exercisable for that number of shares of Common Stock equal to six (6) shares of Common Stock for each one hundred (100) Conversion Shares issued to such Lender upon the conversion of such Lender’s Note in accordance with Section 2.2 above. The exercise price for the Common Stock purchasable upon exercise of the Warrants shall be $2.80 per share, as adjusted pursuant to the terms of the Warrant.

4.                                      Closing Mechanics.

4.1                               Closing. The initial closing (the “Closing”) of the purchase of the Notes and issuance of the Warrants in return for the Consideration paid by each Lender shall take place at the offices of Faber Daeufer Itrato & Cabot PC, 950 Winter Street, Suite 4500, Waltham, MA 02451 at 11 a.m. (Boston time), on January         , 2014, or at such other time and place as the Company and Lenders purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company and the Company shall deliver to each Lender one or more executed Notes and Warrants in return for the respective Consideration provided to the Company.

4.2                               Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes and Warrants subject to the terms of this Agreement to any party as it shall select, provided that the aggregate amount of Consideration does not exceed $3,950,000. Any subsequent purchasers of Notes and Warrants shall become a party to, and shall be entitled to receive Notes and Warrants in accordance with this Agreement. Each Subsequent Closing shall take place at such locations and at such times as shall be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes and Warrants. The Schedule of Purchasers to this Agreement shall be updated to reflect the sale of additional Notes and Warrants at each such Closing and the parties purchasing such additional Notes and Warrants.

5.                                 Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

5.1                               Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2                               Authorization. Except for the authorization and issuance of the shares issuable in connection with (a) the Next Equity Financing or (b) any more recent series of the Company’s Equity Securities, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants. The Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Notes and the Warrants, the valid and enforceable obligations they purport to be except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights. The Company has authorized sufficient shares of Series B-3 Preferred Stock to allow for conversion of the Notes as described in Section 2.2.

5.3                               Valid Issuance of Stock. The Common Stock to be issued, sold and delivered in accordance with the terms of the Warrants will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

6.                                 Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants, severally and not jointly, to the Company that:

6.1                               Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Such Lender represents that it has full power and authority to enter into this Agreement.

6.2                               Purchase Entirely for Own Account. Such Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes, the Warrants, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

6.3                               Disclosure of Information. Such Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Such Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

6.4                               Investment Experience. Such Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

6.5                               Accredited Investor. Such Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

6.6                               Restricted Securities. Such Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Such Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

6.7                               Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, such Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement and:

(a)                                 There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)                                 (i) Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

6.8                          Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

7.                                      Defaults and Remedies.

7.1                               Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a)                                 The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;

(b)                                 The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(c)                                  Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the

Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(d)                                 The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Notes, or the Warrants within 30 days after written notice from the Majority Note Holders to perform or observe the obligation.

7.2                               Remedies. Upon the occurrence of an Event of Default under Section 7.1 hereof, at the option and upon the declaration of the holder of a Note, the entire unpaid principal and accrued and unpaid interest on such Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

8.                                      Miscellaneous.

8.1                               Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of holders of at least seventy-five percent (75%) in interest of the aggregate principal amount of Notes. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2                               Governing Law. This Agreement, the Notes and the Warrants shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

8.3                               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4                               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5                               Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8.5):

If to the Company:

Anterios, Inc.

142 West 57th Street, Suite 4A

New York, NY, 10019

Attention: President

If to Lenders:

At the respective addresses shown on the signature pages hereto.

8.6                               Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7                               Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. At the Closing, the Company shall reimburse the reasonable fees and expenses of one special counsel for the Lenders, not to exceed $7,500.

8.8                               Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes and Warrants to each of the Lenders are separate sales. Nonetheless, any term of this Agreement, the Notes or the Warrants may be amended and the observance of any term of this Agreement, the Notes or the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least seventy-five percent (75%) in interest of the aggregate principal amount of Notes. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note or Warrant purchased under this Agreement at the time outstanding and each future holder of all such Notes or Warrants.

8.9                               Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 8.8 hereof, the holders of at least seventy-five percent (75%) in interest of the aggregate principal amount of Notes will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note and Warrant issued to such Lender.

8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11 “Market Stand-Off” Agreement. Each Lender hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Lender or are thereafter acquired) but specifically excluding shares purchased by Lender pursuant to the Company’s Initial Offering or thereafter on the open market), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 8.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Lender further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 8.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Lenders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Lender (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 8.11 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Each Lender agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Lender (and the shares or securities of every other person subject to the restriction contained in this Section 8.11):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS

AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

8.12 Stock Purchase Agreement. Each Lender understands and agrees that the conversion of the Notes into and exercise of the Warrants for Conversion Shares may require such Lender’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

8.13 Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

8.14 Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock or Preferred Stock of the Company underlying the Conversion Shares that occur prior to the conversion of the Notes or exercise of the Warrants.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Anterios, Inc.

By:	/s/ Jon Edelson
Name:	Jon Edelson, M.D.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

SPRING BAY ANTERIOS VENTURES, LLP

By:	/s/ Frederick B. Sontag
Print Name: Frederick B. Sontag
Title: President, Managing General Partner

SIGNATURE PAGE TO

NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

G&F PPSP f/b/o NAW

By:	/s/ Neal Weinstein
Print Name: Neal Weinstein
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

MAJOR FAMILY PARTNERS LP

By:	/s/ Seth Feuerstein
Print Name: Seth Feuerstein
Title: Signatory

SIGNATURE PAGE TO

NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

Neal and Rebecca Weinstein

By:	/s/ Neal Weinstein /s/ Rebecca Weinstein
Print Name: Neal and Rebecca Weinstein
Title:

SIGNATURE PAGE TO

NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

Jeffrey R. Schab

By:	/s/ Jeffrey R. Schab
Print Name: Jeffrey R. Schab
Title:

SIGNATURE PAGE TO

NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

JORDI ESTEVE ESCODA

By:	/s/ Jordie Esteve Escoda
Print Name:
Title:

SIGNATURE PAGE TO

NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

SA CAPITAL GROUP LLC

By:	/s/ Noah P. Dorsky
Print Name: Noah P. Dorsky
Title: Managing Member

SIGNATURE PAGE TO

NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

Noah P. Dorsky

By:	/s/ Noah P. Dorsky
Print Name: Noah P. Dorsky
Title: Individual Investor

SIGNATURE PAGE TO

NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

By:	/s/ David B. Musket
Print Name: David B. Musekt
Title:

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NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

By:	/s/ Albert Esteve
Print Name: Albert Esteve
Title:

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NOTE AND WARRANT PURCHASE AGREEMENT - ANTERIOS, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

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Ascent Special Ventures LLC

By:	/s/ Steven Hochberg
Print Name: Steven Hochberg
Title: Managing Member

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

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By:	/s/ Craig D. Friedman
Print Name: Craig D. Friedman
Title:

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDERS

Ascent Biomedical Ventures I Annex Fund, L.P.

By:	/s/ Steve Hochberg
Print Name: Steve Hochberg
Title: Director

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